Exhibit 4.1

                        TSET, INC. 2001 STOCK OPTION PLAN


                                   ARTICLE I.

                        PURPOSE AND ADOPTION OF THE PLAN

         1.1. PURPOSE. The purpose of the TSET, Inc. 2001 Stock Option Plan (hereinafter referred to as the "PLAN") is to assist the Company in attracting and retaining highly competent employees and to act as an incentive in motivating selected officers and other key employees of the Company, and directors and consultants of the Company, to achieve long-term corporate objectives.

         1.2. ADOPTION AND TERM. The Plan has been approved by the Board of Directors of TSET, Inc., to be effective as of November 1, 2001 (the "EFFECTIVE DATE"); PROVIDED, HOWEVER, that no Incentive Stock Option may be granted hereunder unless and until the Plan has been approved by the shareholders of the Company within 12 months before or after the date the Plan is adopted by the Board. The Plan shall remain in effect until terminated by action of the Board; PROVIDED, HOWEVER, that no Option may be granted hereunder after the tenth anniversary of the Effective Date.

                                   ARTICLE II.

                                   DEFINITIONS

         For the purpose of this Plan, the following capitalized terms shall have the following meanings:

         2.1. "BENEFICIARY" means an individual, trust or estate who or which, by a written designation of the Participant filed with the Company or by operation of law, succeeds to the rights and obligations of the Participant under the Plan and the Option Agreement upon the Participant's death.

         2.2.     "BOARD" means the Board of Directors of the Company.

         2.3. "CHANGE IN CONTROL" means, and shall be deemed to have occurred upon the occurrence of, any one of the following events:

                  a) The acquisition in one or more transactions, other than from the Company, by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) of beneficial ownership
(within the meaning of Rule 13d-3 promulgated under the Exchange Act) of a number of Company Voting Securities in excess of 15% of the Company Voting Securities unless such acquisition has been approved by the Board;

                  b) Any election of persons to the Board that causes a majority of the Board to consist of persons other than (i) persons who were members of the Board on the Effective Date and (ii) persons who were nominated for election as members of the Board at a time when a majority of the Board consisted of

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persons who were members of the Board on the Effective Date; PROVIDED,  HOWEVER,
that any person nominated for election by a Board at least a majority of whom constituted persons described in clauses (i) and/or (ii) or by persons who were themselves nominated by such Board shall, for this purpose, be deemed to have been nominated by a Board composed of persons described in clause (i);

                  c) Approval by the shareholders of the Company of a reorganization, merger or consolidation, unless, following such reorganization, merger or consolidation, all or substantially all of the individuals and entities who were the respective beneficial owners of the Outstanding Common Stock and Company Voting Securities immediately prior to such reorganization, merger or consolidation, following such reorganization, merger or consolidation beneficially own, directly or indirectly, more than 80% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors or trustees, as the case may be, of the entity resulting from such reorganization, merger or consolidation in substantially the same proportion as their ownership of the Outstanding Common Stock and Company Voting Securities immediately prior to such reorganization, merger or consolidation, as the case may be; or

                  d) Approval by the shareholders of the Company of (i) a complete liquidation or dissolution of the Company or (ii) a sale or other disposition of all or substantially all the assets of the Company.

         2.4. "CODE" means the Internal Revenue Code of 1986, as amended. References to a section of the Code shall include that section and any comparable section or sections of any future legislation that amends, supplements or supersedes said section

         2.5.     "COMMITTEE" means the Committee defined in Section 3.1.

         2.6. "COMMON STOCK" means Common Stock of the Company, par value $.001 per share.

         2.7. "COMPANY" means TSET, Inc., a Nevada corporation, and its successors.

         2.8. "COMPANY VOTING SECURITIES" means the combined voting power of the Common Stock of the Company and all other outstanding securities of the Company entitled to vote generally in the election of directors of the Company.

         2.9. "DATE OF GRANT" means the date designated by the Committee as the date as of which it grants an Option, which shall not be earlier than the date on which the Committee approves the granting of such Option.

         2.10. "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

         2.11. "FAIR MARKET VALUE" means, as of any applicable date: (i) if the Common Stock is listed on a national securities exchange or is authorized for quotation on The Nasdaq National Market System ("NMS"), the closing price, regular way, of the Common Stock on such exchange or NMS, as the case may be, on such date or if no sale of the Common Stock shall have occurred on such date, on



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the next  preceding date on which there was such a reported sale; or (ii) if the
Common Stock is not listed for trading on a national securities exchange or authorized for quotation on NMS, the closing bid price as reported by The Nasdaq SmallCap Market on such date, or if no such price shall have been reported for such date, on the next preceding date for which such price was so reported; or
(iii) if the Common Stock is not listed for trading on a national securities exchange or authorized for quotation on NMS or The Nasdaq SmallCap Market (if applicable), the last reported bid price published in the "pink sheets" or displaced on the National Association of Securities Dealers, Inc. ("NASD") Over-the-Counter Bulletin Board, as the case may be; or (iv) if the Common Stock is not listed for trading on a national securities exchange, is not authorized for quotation on NMS or The Nasdaq SmallCap Market and is not published in the "pink sheets" or displayed on the NASD Electronic Bulletin Board, the fair market value of the Common Stock as determined in good faith under procedures established by the Board which determination shall be final and binding on all Participants.

         2.12. "INCENTIVE STOCK OPTION" means a stock option within the meaning of Section 422 of the Code.

         2.13. "MERGER" means any merger, reorganization, consolidation, share exchange, transfer of assets or other transaction having similar effect involving the Company.

         2.14. "NONSTATUTORY STOCK OPTION" means a stock option which is not an Incentive Stock Option.

         2.15. "OPTION AGREEMENT" means a written agreement between the Company and a Participant specifically setting forth the terms and conditions of an Option granted under the Plan.

         2.16. "OPTION PRICE", with respect to Options, shall have the meaning set forth in Section 6.1(b).

         2.17. "OPTION TERM" means, with respect to an Option, the period of time set forth in the Option Agreement during which the Option may be exercised.

         2.18. "OPTIONS" means all Nonstatutory Stock Options and Incentive Stock Options granted at any time under the Plan.

         2.19. "OUTSTANDING COMMON STOCK" means, at any time, the issued and outstanding shares of Common Stock.

         2.20. "PARTICIPANT" means a person designated to receive an Option under the Plan in accordance with Section 5.1.

         2.21. "PLAN" means the TSET, Inc. 2001 Stock Option Plan as described herein, as the same may be amended from time to time.

         2.22. "SUBSIDIARY" means a subsidiary of the Company within the meaning of Section 424(f) of the Code.



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         2.23. "TEN PERCENT  SHAREHOLDER"  means any individual who, at the time the Option is granted, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company.

                                  ARTICLE III.

                                 ADMINISTRATION

         3.1. COMMITTEE. The Plan shall be administered by the Board or, in the discretion of the Board, by the Compensation Committee of the Board (the "COMMITTEE") comprised of one or more persons. The Committee or Board shall have exclusive and final authority in each determination, interpretation or other action affecting the Plan and its Participants. The Board or Committee shall have the sole discretionary authority to interpret the Plan, to establish and modify administrative rules for the Plan, to impose such conditions and restrictions on Options as it determines appropriate, and to take such steps in connection with the Plan and Options granted hereunder as it may deem necessary or advisable. The Board or Committee may delegate such of its powers and authority under the Plan as it deems appropriate to designated officers or employees of the Company. In the event of such delegation of authority or exercise of authority by the Board or Committee, references in the Plan to the Committee shall be deemed to refer to the delegate of the Board or the Committee, as the case may be. For purposes of this Plan, references to the Committee shall be deemed references to the Board to the extent that the Board has not appointed a Committee to administer the Plan.

                                   ARTICLE IV.

                                     SHARES

         4.1. NUMBER OF SHARES ISSUABLE. The maximum number of shares initially authorized to be issued under the Plan shall be six million two hundred fifty thousand (6,250,000) shares of Common Stock. The number of shares available for issuance under the Plan shall be further subject to adjustment in accordance with Section 7.6. The shares to be offered under the Plan shall be authorized and unissued Common Stock, or issued Common Stock which shall have been reacquired by the Company.

         4.2. SHARES SUBJECT TO TERMINATED OPTIONS. Common Stock covered by any unexercised portions of terminated Options (including canceled Options) granted under Article VI and Common Stock subject to any Options which are otherwise surrendered by the Participant may again be subject to new Options under the Plan.

                                   ARTICLE V.

                                  PARTICIPATION

         5.1. ELIGIBLE PARTICIPANTS. Participants in the Plan shall be such officers, key employees, directors and consultants of the Company as the Committee, in its sole discretion, may designate from time to time. The
Committee's designation of a Participant in any year shall not require the Committee to designate such person to receive Options or grants in any other


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year.  The  Committee  shall  consider  such  factors as it deems  pertinent  in selecting Participants and in determining the type and amount of their respective Options.

                                   ARTICLE VI.

                                  STOCK OPTIONS

         6.1.     OPTION AWARDS.

                  a) GENERAL. The Committee may grant, to such Participants as the Committee may select, Options entitling the Participant to purchase shares of Common Stock from the Company in such number, at such price, and on such terms and subject to such conditions, not inconsistent with the terms of this Plan, as may be established by the Committee. The terms of any Option granted under this Plan shall be set forth in an Option Agreement.

                  b) PURCHASE PRICE OF OPTIONS. The Option Price of each share of Common Stock which may be purchased upon exercise of any Option granted under the Plan shall be determined by the Committee; provided, however, that (i) with respect to Incentive Stock Options, the Option Price per share shall in all cases be equal to or greater than the Fair Market Value of a share of Common Stock on the Date of Grant as required under Section 422 of the Code, and (ii) with respect to any Incentive Stock Option granted to any Ten Percent Shareholder, the Option Price per share shall in all cases be equal to or greater than 110 percent of the Fair Market Value of a share of Common Stock on the Date of Grant as required under Section 422 of the Code.

                  c) DESIGNATION OF OPTIONS. Except as otherwise expressly provided in the Plan, the Committee may designate, at the time of the grant of each Option, the Option as an Incentive Stock Option or a Nonstatutory Stock Option.

                  d) INCENTIVE STOCK OPTION SHARE LIMITATION. No Participant may be granted Incentive Stock Options under the Plan (or any other plans of the Company) which would result in shares with an aggregate Fair Market Value (measured on the Date of Grant) of more than $100,000 first becoming exercisable in any one calendar year.

                  e) RIGHTS AS A SHAREHOLDER. A Participant or a transferee of an Option pursuant to Section 7.4 shall have no rights as a shareholder with respect to Common Stock covered by an Option until the Participant or transferee shall have become the holder of record of any such shares, and no adjustment shall be made for dividends in cash or other property or distributions or other rights with respect to any such Common Stock for which the record date is prior to the date on which the Participant or a transferee of the Option shall have become the holder of record of any such shares covered by the Option; provided, however, that Participants are entitled to share adjustments to reflect capital changes under Section 7.6.

         6.2.     TERMS OF STOCK OPTIONS.

                  a) CONDITIONS ON EXERCISE. An Option Agreement with respect to Options may contain such waiting periods, exercise dates and restrictions on


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exercise  (including,  but not  limited  to,  periodic  installments)  as may be determined by the Committee as of the Date of Grant.

                  b) DURATION OF OPTIONS. Options shall terminate after the first to occur of the following events:

                           (i)  Expiration  of the  Option  as  provided  in the
Option Agreement;

                           (ii) Termination of the Option as provided in Section
6.3, following the Participant's termination of employment; or

                           (iii) Ten years  from the Date of Grant  (five  years
from the Date of Grant in the case of any Incentive Stock Option granted to a Ten Percent Shareholder).

                  c) ACCELERATION OF EXERCISE TIME. The Committee, in its sole discretion, shall have the right (but shall not in any case be obligated), exercisable at any time after the Date of Grant, to permit the exercise of any Option prior to the time such Option would otherwise become exercisable under the terms of the Option Agreement.

                  d) EXTENSION OF EXERCISE TIME. The Committee, in its sole discretion, shall have the right (but shall not in any case be obligated), exercisable on or at any time after the Date of Grant, to permit any Option granted under this Plan to be exercised after its expiration date, subject, however, to the limitation described in Section 6.2(b)(iii).

         6.3.     EXERCISE OF OPTIONS UPON TERMINATION OF EMPLOYMENT.

                  a) GENERAL. In event of the termination of employment of the Participant by the Participant or the Company for any reason whatsoever other than death or Permanent Disability (as defined in Section 6.3(b)), any vested or nonvested Options which are not exercised (or exercisable) prior to the date of such termination of employment shall terminate on such date and shall not be exercisable at any time thereafter. For purposes of this Section 6.3, termination of employment with respect to a Participant who is a director or consultant and who is not otherwise an employee of the Company shall mean voluntary or involuntary termination of Board service or the consulting relationship, as the case may be, for any reason.

                  b) DEATH OR COMPLETE DISABILITY. In the event of the termination of the employment of the Participant by reason of death or Permanent Disability, any Options that were vested prior to the date of such termination (and which were not previously exercised), together with any other Options designated in writing by the Committee, shall terminate on the earliest of (i) one hundred eighty days after the date of such termination, or (ii) the last day of the Option Term. Any Options that were not vested prior to the date of such termination and do not become vested pursuant to the immediately preceding sentence shall terminate as of the date of such termination and shall not be exercisable at any time thereafter. As used in this Plan, the term "PERMANENT DISABILITY" means the inability of the Participant, due to illness, accident or any other physical or mental incapacity, to perform services on behalf of the Company for an aggregate of sixty (60) days within any period of twelve (12) consecutive months during the term hereof.



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         6.4. EXERCISE  PROCEDURES.  Each Option granted under the Plan shall be exercised by written notice to the Company which must be received by the officer or employee of the Company designated in the Option Agreement on or before the close of business on the expiration date of the Option. The Option Price of shares purchased upon exercise of an Option granted under the Plan shall be paid in full in cash by the Participant pursuant to the Option Agreement; provided, however, that the Committee may (but shall not be required to) permit payment to be made by delivery to the Company of either (a) Common Stock (which may include shares otherwise issuable in connection with the exercise of the Option, subject to such rules as the Committee deems appropriate), (b) any combination of cash and Common Stock, (c) by the delivery to the Company by the Participant of a full recourse promissory note containing such terms as the Committee may determine, or (d) such other consideration as the Committee deems appropriate. In the event that any Common Stock shall be transferred to the Company to satisfy all or any part of the Option Price, the part of the Purchase Price deemed to have been satisfied by such transfer of Common Stock shall be equal to the product derived by multiplying the Fair Market Value of a share of Common Stock as of the date of exercise times the number of shares of Common Stock transferred to the Company. The Participant may not transfer to the Company in satisfaction of the Option Price any fractional share of Common Stock. Any part of the Option Price paid in cash upon the exercise of any Option shall be added to the general funds of the Company and may be used for any proper corporate purpose. Unless the Committee shall otherwise determine, any Common Stock transferred to the Company as payment of all or part of the Option Price upon the exercise of any Option shall be held as treasury shares.

         6.5. CHANGE IN CONTROL. Unless otherwise provided by the Committee in the applicable Option Agreement, in the event of a Change in Control, all Options outstanding on the date of such Change in Control that have not previously vested or terminated under the terms of the applicable Option Agreement shall become immediately and fully exercisable. The provisions of this
Section 6.5 shall not be applicable to any Options granted to a Participant if any Change in Control results from such Participant's beneficial ownership (within the meaning of rule 13d-3 under the Exchange Act) of Company Voting Securities.

                                  ARTICLE VII.

                                  MISCELLANEOUS

         7.1. PLAN PROVISIONS CONTROL OPTION TERMS. The terms of the Plan shall govern all Options granted under the Plan, and in no event shall the Committee have the power to grant any Option under the Plan which is contrary to any of the provisions of the Plan. In the event any provision of any Options granted under the Plan shall conflict with any term in the Plan as constituted on the Date of Grant of such Option, the term in the Plan as constituted on the Date of Grant of such Option shall control. Except as provided in Section 7.3 and
Section 7.6, the terms of any Option granted under the Plan may not be changed after the Date of Grant of such Option so as to materially decrease the value of the Option without the express written approval of the holder.

         7.2. OPTION AGREEMENT. No person shall have any rights under any Option granted under the Plan unless and until the Company and the Participant to whom such Option shall have been granted shall have executed and delivered an Option


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Agreement  or  received  any  other  Option  acknowledgment  authorized  by  the
Committee expressly granting the Option to such person and containing provisions setting forth the terms of the Option.

         7.3. MODIFICATION OF OPTION AFTER GRANT. No Option granted under the Plan to a Participant may be modified (unless such modification does not materially decrease the value of the Option) after the Date of Grant except by express written agreement between the Company and the Participant, provided that any such change (a) shall not be inconsistent with the terms of the Plan, and
(b) shall be approved by the Committee.

         7.4. LIMITATION ON TRANSFER. A Participant's rights and interest under the Plan may not be assigned or transferred other than by will or the laws of descent and distribution, and during the lifetime of a Participant, only the Participant personally (or the Participant's personal representative) may exercise rights under the Plan. The Participant's Beneficiary may exercise the Participant's rights to the extent they are exercisable under the Plan following the death of the Participant.

         7.5. TAXES. The Company shall be entitled, if the Committee deems it necessary or desirable, to withhold (or secure payment from the Participant in lieu of withholding) the amount of any withholding or other tax required by law to be withheld or paid by the Company with respect to any amount payable and/or shares issuable with respect to such Participant's Option, or with respect to any income recognized upon a disqualifying disposition of shares received pursuant to the exercise of an Incentive Stock Option, and the Company may defer payment or issuance of shares upon exercise of an Option unless indemnified to its satisfaction against any liability for any such tax. The amount of such withholding or tax payment shall be determined by the Committee and shall be payable by the Participant at such time as the Committee determines. The Participant shall meet his or her withholding requirement by direct payment to the Company in cash of the amount of any taxes required to be withheld with respect to such Option; provided, however, that the Committee may (but shall not be required to) permit the Participant to meet his or her withholding requirement by (i) having withheld from such Option at the appropriate time that number of shares of Common Stock, rounded up to the next whole share, whose Fair Market Value is equal to the amount of withholding taxes due, or (ii) a combination of shares and cash.

         7.6.     ADJUSTMENTS TO REFLECT CAPITAL CHANGES.

                  a) RECAPITALIZATION. The number and kind of shares subject to outstanding Options, the Option Price for such shares, the number and kind of shares available for Options subsequently granted under the Plan and the maximum number of shares in respect of which Options can be made to any Participant in any calendar year shall be appropriately adjusted to reflect any stock dividend, stock split, combination or exchange of shares, merger, consolidation or other change in capitalization with a similar substantive effect upon the Plan or the Options granted under the Plan. The Committee shall have the power and sole discretion to determine the amount of the adjustment to be made in each case.



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                  b)  MERGER.  After  any  Merger in which  the  Company  is the surviving corporation, each Participant shall, at no additional cost, be entitled upon any exercise of an Option or receipt of another Option to receive, subject to any required action by shareholders, in lieu of the number of shares of Common Stock receivable or exercisable pursuant to such Option, the number and class of shares or other securities to which such Participant would have been entitled pursuant to the terms of the Merger if, at the time of the Merger, such Participant had been the holder of record of a number of shares equal to the number of shares receivable or exercisable pursuant to such Option.
Comparable rights shall accrue to each Participant in the event of successive Mergers of the character described above. In the event of a Merger in which the Company is not the surviving corporation, the surviving, continuing, successor, or purchasing corporation, as the case may be (the "ACQUIRING CORPORATION"), shall either assume the Company's rights and obligations under outstanding Option Agreements or substitute awards in respect of the Acquiring Corporation's stock for such outstanding Options. In the event the Acquiring Corporation elects not to assume or substitute for such outstanding Options, the Board shall provide that any unexercisable and/or unvested portion of the outstanding Options shall be immediately exercisable and vested as of a date prior to such merger or consolidation, as the Board so determines. The exercise and/or vesting of any Option that was permissible solely by reason of this Section 7.6(b) shall be conditioned upon the consummation of the merger or consolidation. Any Options which are neither assumed by the Acquiring Corporation nor exercised as of the date of the Merger shall terminate effective as of the effective date of the Merger.

                  c) OPTIONS TO PURCHASE SHARES OF STOCK OF ACQUIRED COMPANIES. After any merger in which the Company or a Subsidiary shall be a surviving corporation, the Committee may grant substituted options under the provisions of the Plan, pursuant to Section 424 of the Code, replacing old options granted under a plan of another party to the merger whose shares of stock subject to the old options may no longer be issued following the merger. The foregoing adjustments and manner of application of the foregoing provisions shall be determined by the Committee in its sole discretion. Any such adjustments may provide for the elimination of any fractional shares which might otherwise become subject to any Options.

         7.7. NO RIGHT TO EMPLOYMENT. No employee or other person shall have any claim of right to be granted an Option under this Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any employee any right to be retained in the employ of the Company.

         7.8. OPTIONS NOT INCLUDABLE FOR BENEFIT PURPOSES. Common Stock received by a Participant pursuant to the provisions of the Plan shall not be included in the determination of benefits under any pension, group insurance or other benefit plan applicable to the Participant which is maintained by the Company, except as may be provided under the terms of such plans or determined by the Board.

         7.9. GOVERNING LAW. All determinations made and actions taken pursuant to the Plan shall be governed by the laws of the State of Nevada and construed in accordance therewith.

         7.10. NO STRICT CONSTRUCTION. No rule of strict construction shall be implied against the Company, the Board, the Committee, or any other person in


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the interpretation of any of the terms of the Plan, any Option granted under the
Plan or any rule or procedure established by the Committee.

         7.11. CAPTIONS. The captions (i.e., all Section headings) used in the Plan are for convenience only, do not constitute a part of the Plan, and shall not be deemed to limit, characterize or affect in any way any provisions of the Plan, and all provisions of the Plan shall be construed as if no captions have been used in the Plan.

         7.12. SEVERABILITY. Whenever possible, each provision in the Plan and every Option at any time granted under the Plan shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of the Plan or any Option at any time granted under the Plan shall be held to be prohibited by or invalid under applicable law, then (a) such provision shall be deemed amended to accomplish the objectives of the provision as originally written to the fullest extent permitted by law and (b) all other provisions of the Plan and every other Option at any time granted under the Plan shall remain in full force and effect.

         7.13.    AMENDMENT AND TERMINATION.

                  a) AMENDMENT. The Board shall have complete power and authority to amend the Plan at any time. No termination or amendment of the Plan may, without the consent of the Participant to whom any Option shall theretofore have been granted under the Plan, adversely affect the right of such individual under such Option.

                  b) TERMINATION. The Board shall have the right and the power to terminate the Plan at any time. No Option shall be granted under the Plan after the termination of the Plan, but the termination of the Plan shall not have any other effect and any Option outstanding at the time of the termination of the Plan may be exercised after termination of the Plan at any time prior to the expiration date of such Option to the same extent such Option would have been exercisable had the Plan not terminated.

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